Back to Form 8-K	Exhibit 99.1

WELLCARE REPORTS SECOND QUARTER 2016 RESULTS
Company Increases Full-Year 2016 Guidance

TAMPA, Fla. (Aug. 2, 2016) - WellCare Health Plans, Inc. (NYSE: WCG) today reported results for the quarter ended June 30, 2016. As determined under generally accepted accounting principles (GAAP), net income for the second quarter of 2016 was $90.8 million, or $2.04 per diluted share. Adjusted net income for the second quarter of 2016 was $99.5 million, or $2.23 per diluted share.

"WellCare’s strong second quarter results reflect our continued focus on business fundamentals and demonstrates the progress we are making toward achieving our multi-year margin improvement and growth goals," said Kenneth A. Burdick, WellCare’s chief executive officer. "Based on our second quarter performance and our outlook for the remainder of the year, we are raising our 2016 adjusted earnings per diluted share guidance to a range of $4.95 to $5.05."

The company’s second quarter results include $18.7 million, pretax, in additional Medicaid premium revenue related to underpayments for specific benefits in Florida for certain periods prior to May 2016. This additional revenue equates to after-tax GAAP and adjusted earnings per diluted share (EPS) of $0.27.

Key Metrics	2Q16	2Q15
EPS (GAAP)	$2.04	$1.17
Adjusted EPS(1)	$2.23	$1.38(2)
Net income margin (GAAP)	2.5%	1.5%
Adjusted net income margin(1)	2.8%	1.8%

Total Premium Revenue (GAAP) ($ millions)	$3,590.6	$3,478.5
Adjusted Premium Revenue(1) ($ millions)	$3,504.7	$3,404.4

Segment Premium Revenue ($ millions):
Medicaid Health Plans (GAAP)	$2,378.4	$2,250.9
Adjusted Medicaid Health Plans(1)	$2,292.5	$2,176.8
Medicare Health Plans	$987.5	$992.6
Medicare Prescription Drug Plans (PDP)	$224.7	$235.0

Segment Medical Benefits Ratios (MBR):
Medicaid Health Plans (GAAP)	83.6%	85.9%
Adjusted Medicaid Health Plans(1)	86.7%	88.8%
Medicare Health Plans	84.2%	86.4%
Medicare Prescription Drug Plans (PDP)	75.1%	79.2%

Selling, General and Administrative (SG&A) Ratio (GAAP)	7.7%	7.4%
Adjusted SG&A Ratio(1)	7.7%	7.3%

(1) Refer to the Basis of Presentation for a discussion of adjusted (non-GAAP) financial measures.
(2) Effective January 1, 2016, the company redefined adjusted net income and adjusted EPS to exclude the after-tax effect of acquisition-related amortization expenses. Accordingly, results for the three months ended June 30, 2015 were adjusted to conform to this presentation, and had the effect of increasing adjusted net income and adjusted EPS by $1.8 million and $0.04 per diluted share, respectively.

2016 Financial Outlook

WellCare is increasing its full-year 2016 adjusted earnings per diluted share guidance to a range of $4.95 to $5.05 from its previous guidance range of $4.55 to $4.70 per diluted share.

Refer to the 2016 guidance table included in this release for guidance ranges on specific financial metrics.

Consolidated Operations Results

GAAP net income for the second quarter of 2016 was $90.8 million, or $2.04 per diluted share, compared with GAAP net income of $51.7 million, or $1.17 per diluted share, for the second quarter of 2015. Adjusted net income for the second quarter of 2016 was $99.5 million, or $2.23 per diluted share, compared with adjusted net income of $61.3 million, or $1.38 per diluted share, for the second quarter of 2015. The year-over-year increases in GAAP and adjusted net income are the result of operating improvement in all three of the company’s business segments.

GAAP net income margin for the second quarter of 2016 was 2.5 percent compared with 1.5 percent for the second quarter of 2015. Adjusted net income margin for the second quarter of 2016 was 2.8 percent compared with 1.8 percent for the second quarter of 2015.

GAAP total premium revenue of approximately $3.6 billion in the second quarter of 2016 increased 3.2 percent compared with the second quarter of 2015. Adjusted premium revenue of approximately $3.5 billion in the second quarter of 2016 increased 2.9 percent compared with the second quarter of 2015.

GAAP SG&A expense was $278.0 million in the second quarter of 2016 compared with $255.5 million in the second quarter of 2015. Adjusted SG&A expense was $270.0 million in the second quarter of 2016 compared with $247.8 million in the second quarter of 2015.

The GAAP SG&A expense ratio was 7.7 percent in the second quarter of 2016 compared with 7.4 percent for the same period in 2015. The adjusted SG&A expense ratio was 7.7 percent in the second quarter of 2016 compared with 7.3 percent for the same period in 2015.

Medicaid Health Plans Segment Results

As previously announced on June 1, 2016, WellCare completed the acquisition of certain assets of Advicare Corp.’s Medicaid business, which included the addition of approximately 30,000 members to WellCare of South Carolina.

Membership in the company’s Medicaid Health Plans segment increased by 32,000, or 1.3 percent, from June 30, 2015 to approximately 2.4 million members as of June 30, 2016. The increase is primarily the result of the company’s acquisition of certain assets of Advicare Corp. and organic membership growth in Kentucky and New York, partially offset by membership declines in Georgia and Illinois.

GAAP Medicaid Health Plans premium revenue was $2.4 billion for the second quarter of 2016, an increase of 5.7 percent year over year. Adjusted Medicaid Health Plans premium revenue was $2.3 billion for the second quarter of 2016, an increase of 5.3 percent year over year. These increases were primarily due to membership growth.

The GAAP Medicaid Health Plans MBR was 83.6 percent for the second quarter of 2016 compared with 85.9 percent for the second quarter of 2015. The adjusted Medicaid Health Plans MBR was 86.7 percent for the second quarter of 2016 compared with 88.8 percent in the second quarter of 2015. The year-over-year decreases in GAAP and adjusted Medicaid Health Plans MBR were primarily the result of the company’s improved pharmacy cost structure under its new pharmacy benefit manager (PBM) arrangement, operational improvements and the effect of the previously mentioned Florida premium revenue underpayments recognized in the 2016 second quarter.

Medicare Health Plans Segment Results

Medicare Health Plans segment membership as of June 30, 2016, was 331,000, a decrease of 57,000 members from June 30, 2015. The decline in membership was primarily the result of the sale of the company’s Medicare Supplement business, Sterling Life Insurance Company ("Sterling"), on July 1, 2015, representing approximately 39,000 members of the year-over-year decline, and the company’s 2016 bid positioning. Membership increased 5,000, or 1.5 percent, compared with March 31, 2016.

Medicare Health Plans premium revenue in the second quarter of 2016 decreased slightly year over year to $987.5 million. The decrease was primarily due to the divestiture of Sterling and was partially offset by an increase in Medicare Advantage premiums as a result of the company’s 2016 bid positioning.

The Medicare Health Plans MBR in the second quarter of 2016 was 84.2 percent compared with 86.4 percent in the second quarter of 2015. The 220 basis point decrease in the Medicare MBR was primarily the result of the company’s 2016 bid strategy and continued operational execution.

Medicare Prescription Drug Plans (PDP) Segment Results

Membership in the company’s Medicare PDP segment decreased 33,000, or 3.2 percent year over year, to approximately 1.0 million members as of June 30, 2016. Membership declined 13,000, or 1.3 percent, compared with March 31, 2016.

Medicare PDP premium revenue was $224.7 million for the second quarter of 2016, a decrease of 4.4 percent year over year, and was mainly due to the year-over-year change in membership as a result of the company’s 2016 bid strategy.

The Medicare PDP segment MBR in the second quarter of 2016 was 75.1 percent compared with 79.2 percent in the second quarter of 2015. The decrease was primarily driven by the company’s improved pharmacy cost structure and improved operational execution.

Operating Cash Flow and Financial Condition

Net cash provided by operating activities was $51.2 million for the three months ended June 30, 2016, compared with net cash provided by operating activities of $25.2 million for the three months ended June 30, 2015. The increase in net cash provided by operating activities was driven primarily by the timing of Medicaid premium receipts.

As of June 30, 2016, unregulated cash and investments were approximately $833.3 million compared with $637.0 million as of March 31, 2016, and $369.9 million as of June 30, 2015.

Days in claims payable (DCP) was 49.3 days as of June 30, 2016, compared with 43.0 days as of June 30, 2015 and 45.9 days as of March 31, 2016.

Conference Call and Webcast

A discussion of WellCare’s second quarter 2016 results will be available via a conference call and live webcast today at 9:30 a.m. Eastern time (ET).

The conference call will be webcast live from the company’s website and be accessible in the "Events and Presentations" section at ir.wellcare.com. A replay of the webcast will be available approximately one hour following the conclusion of the conference call.

The conference call can also be accessed by pre-registering using the following link: http://dpregister.com/10088137. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call. Participants may pre-register now or at any time prior to the call and will receive simple instructions via email.

For those parties who do not have internet access or are unable to pre-register, the conference call may be accessed by calling:
Domestic participant dial in (toll free):    1-844-492-3724
International participant dial in:        1-412-542-4185

A telephonic replay will be available until midnight Eastern time on Tuesday, August 9, 2016.  This replay may be accessed by dialing one of the numbers below and entering the replay access code of 10088137:
Domestic replay (toll free):        1-877-344-7529
International replay:            1-412-317-0088

About WellCare Health Plans, Inc.

Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, to families, children, seniors and individuals with complex medical needs. The company served approximately 3.8 million members nationwide as of June 30, 2016. For more information about WellCare, please visit the company’s website at www.wellcare.com.

Basis of Presentation
In addition to results determined under GAAP, WellCare provides certain non-GAAP measurements that management believes are useful in assessing the company’s performance. Earnings per share, net income and, as noted below, other specific operating and financial results have been adjusted for the effect of certain expenses related to previously disclosed government investigations and related litigation and resolution costs ("investigation costs"); transitory costs related to the company’s decision to change its pharmacy benefit manager as of January 1, 2016 ("PBM transitory costs"); certain nonrecurring incurred Iowa-related SG&A expenses relating to readiness costs, certain wind-down costs of WellCare's Iowa operations and certain legal costs ("Iowa SG&A costs"); costs related to the divestiture of Sterling ("Sterling divestiture costs"); the effect of a gain on the divestiture of Sterling and changes to the gain ("Sterling gain"); and, amortization expense associated with prior acquisitions ("acquisition-related amortization expenses"). Effective January 1, 2016, the company redefined adjusted net income and adjusted EPS to exclude the after-tax effect of acquisition-related amortization expense. Accordingly, for comparability, results for the 2015 prior periods were adjusted to conform with this presentation. Management believes these items are not indicative of long-term business operations performance.
The company is not able to project at the time of this press release the amount of future expenses associated with potential changes in the Sterling gain or investigation costs and, therefore, cannot reconcile projected non-GAAP metrics affected by these items to projected GAAP metrics.
Following is a description of the adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release.
Adjusted premium revenue (non-GAAP) = Total premium revenue (GAAP) less Medicaid premium taxes revenue and Medicaid reimbursements of the ACA industry fee. The company’s adjusted Medicaid Health Plans segment premium revenue uses this non-GAAP definition of adjusted premium revenue.
MBR (GAAP) = medical benefits expense divided by total premium revenue (GAAP).
Adjusted MBR (non-GAAP) = medical benefits expense divided by adjusted premium revenue. The company’s adjusted Medicaid Health Plans segment MBR uses this non-GAAP definition of adjusted MBR.
SG&A expense ratio (GAAP) = SG&A expense (GAAP) divided by total premium revenue (GAAP).
Adjusted SG&A expense (non-GAAP) = SG&A expense (GAAP) less investigation costs, PBM transitory costs, Sterling divestiture costs and Iowa SG&A costs.
Adjusted SG&A ratio (non-GAAP) = adjusted SG&A expense divided by adjusted premium revenue.
Adjusted depreciation & amortization = depreciation & amortization expense (GAAP) less acquisition-related amortization expenses.
Adjusted income before taxes (non-GAAP) = income before income taxes (GAAP) less investigation costs, PBM transitory costs, Sterling divestiture costs, Iowa SG&A costs, acquisition-related amortization expenses, and the Sterling gain.
Adjusted income tax expense (non-GAAP) = income tax associated with the applicable adjusted income before taxes, based on the applicable effective income tax rate.
Adjusted effective income tax rate (non-GAAP) = adjusted income tax expense divided by adjusted income before taxes.
Adjusted net income (non-GAAP) = adjusted income before taxes less adjusted income tax expense.
Net income margin (GAAP) = net income (GAAP) divided by total premium revenue (GAAP).
Adjusted net income margin (non-GAAP) = adjusted net income divided by adjusted premium revenue.
Adjusted earnings per diluted share (non-GAAP) = Adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. For example, statements regarding the company’s financial outlook and the start date of new Medicaid programs contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively estimate and manage growth, WellCare’s ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, WellCare’s ability to estimate and manage medical benefits expense effectively, including through its vendors, its ability to negotiate actuarially sound rates, especially in new programs with limited experience, the appropriation and payment by state governments of Medicaid premiums receivable, the outcome of any protests and litigation related to Medicaid awards, the approval of Medicaid contracts by CMS, any changes to the programs or contracts, WellCare’s ability to address operational challenges related to new business, WellCare’s ability to meet the requirements of readiness reviews and WellCare’s ability to comply with the terms of the Corporate Integrity Agreement. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found in the company’s filings with the U.S. Securities and Exchange Commission ("SEC"), included under the captions "Forward-Looking Statements" and "Risk Factors" in the company’s Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and other filings by WellCare with the SEC, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare’s forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

CONTACTS:

Investor:	Media:
Angie McCabe	Crystal Warwell Walker
Vice President, Investor Relations	Senior Director, External Communications
Tel: 813-206-6958	Tel: 813-206-2697
angie.mccabe@wellcare.com	crystal.walker@wellcare.com

2016 Financial Outlook

WellCare is increasing its full-year 2016 adjusted earnings per diluted share guidance to a range of $4.95 to $5.05 from its previous guidance range of $4.55 to $4.70 per diluted share.

Guidance Metric	2016 Guidance as of August 2, 2016	2016 Guidance as of May 3, 2016
Segment premium revenue:
GAAP Medicaid Health Plans	$9.25B to $9.35B	---
Adjusted Medicaid Health Plans(1)	$8.90B to $9.00B	$8.75B to $8.90B
Medicare Health Plans	$3.85B to $3.95B	$3.85B to $3.95B
Medicare PDP	$900M to $925M	$900M to $975M
GAAP premium revenue	$14.0B to $14.225B	---
Adjusted premium revenue(1)	$13.65B to $13.875B	$13.5B to $13.825B

Medicaid ACA industry fee reimbursement	$230M to $236M	$229M to $237M
Investment & other income	$12M to $16M	$12M to $16M

Segment MBR:
GAAP Medicaid Health Plans	85.75% to 86.25%	---
Adjusted Medicaid Health Plans(1)	89.00% to 89.50%	89.00% to 89.75%
Medicare Health Plans	85.25% to 86.00%	85.25% to 86.50%
Medicare PDP	79.00% to 81.00%	80.0% to 82.0%

Adjusted SG&A ratio(2)(6)	7.8% to 7.9%	7.8% to 7.9%
ACA industry fee expense	$225M to $230M	$223M to $233M
GAAP depreciation & amortization	$85.5M to $89.5M	---
Adjusted depreciation & amortization(3)	$75.0M to $79.0M	$72.0M to $75.0M
Interest expense	$58M to $62M	$58M to $62M
Adjusted effective income tax rate(4)(6)	55.25% to 56.50%	56.00% to 57.75%

Adjusted earnings per diluted share(5)(6)	$4.95 to $5.05	$4.55 to $4.70

(1) Excludes an estimated $107.0 million to $112.0 million in Medicaid premium taxes and an estimated $230.0 million to $236.0 million for Medicaid ACA industry fee reimbursement.
(2) Excludes the following items: $1.7 million in Sterling divestiture costs; estimated Medicaid premium taxes and Medicaid ACA industry fee reimbursement; $5.2 million in Iowa SG&A costs, $4.9 million in PBM transitory costs and investigation costs.

(3) Excludes an estimated $10.5 million of acquisition-related amortization expenses.
(4) Excludes the estimated income tax effect associated with the investigation costs, PBM transitory costs, Sterling divestiture costs, Iowa SG&A costs, acquisition-related amortization expenses, and the Sterling gain.

(5)    The company estimates adjusted earnings per diluted share guidance by adjusting net income for the estimated net of tax effect of investigation costs, PBM transitory costs, Sterling divestiture costs, Iowa SG&A costs, acquisition-related amortization expenses, and the Sterling gain.

(6) WellCare is not able to project amounts associated with the investigation costs or changes to the Sterling gain and, therefore, cannot reconcile these metrics to total projected GAAP metrics.

WELLCARE HEALTH PLANS, INC.
MEMBERSHIP INFORMATION
(Unaudited)
				Change from
				March 31, 2016		June 30, 2015
	June 30, 2016	March 31, 2016	June 30, 2015	Change	% Change	Change	% Change
Medicaid Health Plans Membership by State:
Florida	773,000	772,000	773,000	1,000	0.1%	—	0.0%
Georgia	580,000	583,000	594,000	(3,000)	(0.5)%	(14,000)	(2.4)%
Kentucky	445,000	439,000	429,000	6,000	1.4%	16,000	3.7%
Illinois	168,000	164,000	180,000	4,000	2.4%	(12,000)	(6.7)%
New York	129,000	125,000	118,000	4,000	3.2%	11,000	9.3%
Other states	331,000	296,000	300,000	35,000	11.8%	31,000	10.3%
Total Medicaid Health Plans Membership (1)	2,426,000	2,379,000	2,394,000	47,000	2.0%	32,000	1.3%

Medicaid Health Plans Membership by Program:
TANF	2,018,000	1,983,000	1,949,000	35,000	1.8%	69,000	3.5%
SSI, ABD, Duals and LTC	279,000	271,000	277,000	8,000	3.0%	2,000	0.7%
CHIP and other	129,000	125,000	168,000	4,000	3.2%	(39,000)	(23.2)%
Total Medicaid Health Plans Membership (1)	2,426,000	2,379,000	2,394,000	47,000	2.0%	32,000	1.3%

Medicare Health Plans:
Medicare Advantage by State:
Florida	92,000	92,000	107,000	—	0.0%	(15,000)	(14.0)%
New York	42,000	41,000	46,000	1,000	2.4%	(4,000)	(8.7)%
Georgia	38,000	37,000	34,000	1,000	2.7%	4,000	11.8%
Texas	34,000	33,000	33,000	1,000	3.0%	1,000	3.0%
California	32,000	32,000	33,000	—	0.0%	(1,000)	(3.0)%
Mississippi	19,000	19,000	17,000	—	0.0%	2,000	11.8%
Other states	74,000	72,000	79,000	2,000	2.8%	(5,000)	(6.3)%
Total Medicare Advantage Health Plans	331,000	326,000	349,000	5,000	1.5%	(18,000)	(5.2)%
Medicare Supplement Insurance	—	—	39,000	—	0.0%	(39,000)	(100.0)%
Total Medicare Health Plans (1)	331,000	326,000	388,000	5,000	1.5%	(57,000)	(14.7)%

Medicare Prescription Drug Plans	1,012,000	1,025,000	1,045,000	(13,000)	(1.3)%	(33,000)	(3.2)%

Total Membership	3,769,000	3,730,000	3,827,000	39,000	1.0%	(58,000)	(1.5)%

(1) Medicaid Health Plans and Medicare Health Plans membership includes members who are dually-eligible for both Medicaid and Medicare. The dually-eligible membership for June 30, 2016, March 31, 2016 and June 30, 2015 was 44,000, 43,000 and 47,000, respectively.

WellCare Health Plans, Inc.
Selected Data From Consolidated Statements of Comprehensive Income
(Unaudited; dollars in millions except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016(a)	2015
Revenues:
Premium	$3,504.7	$3,404.4	$6,955.4	$6,796.2
Medicaid premium taxes	27.6	20.3	54.8	40.2
ACA industry fee reimbursement	58.3	53.8	116.4	108.2
Total premium	3,590.6	3,478.5	7,126.6	6,944.6
Investment and other income	3.8	4.0	8.3	7.8
Total revenues	3,594.4	3,482.5	7,134.9	6,952.4

Expenses:
Medical benefits	2,988.9	2,977.1	6,050.8	6,029.3
Selling, general and administrative	278.0	255.5	546.9	512.4
ACA industry fee	56.9	58.3	113.9	116.6
Medicaid premium taxes	27.6	20.3	54.8	40.2
Depreciation and amortization	21.7	18.1	42.5	34.9
Interest	14.6	12.5	30.4	23.9
Total expenses	3,387.7	3,341.8	6,839.3	6,757.3
Income before income taxes	206.7	140.7	295.6	195.1
Income tax expense	115.9	89.0	167.0	125.9
Net income	$90.8	$51.7	$128.6	$69.2

Earnings per common share:
Basic	$2.05	$1.17	$2.91	$1.57
Diluted	$2.04	$1.17	$2.89	$1.56

Weighted average common shares outstanding:
Basic	44,260,767	44,054,778	44,212,984	44,018,377
Diluted	44,549,955	44,358,313	44,521,855	44,331,159

(a) During the second quarter of 2016, WellCare early adopted new accounting guidance which requires certain stock compensation related tax benefits and deficiencies previously recorded to paid-in capital to be recorded as a discrete component of income tax expense. In accordance with GAAP, we recasted results for the first quarter of 2016, which decreased income tax expense and increased net income by $0.7 million over previously reported amounts. For additional information, refer to Note 1 within the Condensed Consolidated Financial Statements included in the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, which will be filed within 40 days following the end of the quarter ended June 30, 2016.

WellCare Health Plans, Inc.
Consolidated Balance Sheets
(Unaudited; dollars in millions except share data)

	June 30, 2016	December 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$2,524.1	$2,407.0
Short-term investments	188.8	204.4
Premiums receivable, net	1,027.2	603.9
Pharmacy rebates receivable, net	339.3	252.5
Funds receivable for the benefit of members	259.3	577.6
Deferred ACA industry fee	113.1	—
Income taxes receivable	—	50.6
Prepaid expenses and other current assets, net	183.0	133.6
Total current assets	4,634.8	4,229.6

Property, equipment and capitalized software, net	243.6	244.8
Goodwill	290.4	263.2
Other intangible assets, net	81.7	80.0
Long-term investments	109.0	131.8
Restricted investments	202.5	196.0
Other assets	0.4	0.4
Total Assets	$5,562.4	$5,145.8

Liabilities and Stockholders' Equity
Current Liabilities:
Medical benefits payable	$1,618.7	$1,536.0
Unearned premiums	3.7	27.7
ACA industry fee liability	227.0	—
Accounts payable and accrued expenses	411.1	405.2
Current portion of long-term debt	—	299.5
Income taxes payable	42.9	—
Other payables to government partners	212.7	172.7
Total current liabilities	2,516.1	2,441.1

Deferred income tax liability	57.6	52.6
Long-term debt	1,097.2	899.6
Other liabilities	25.1	24.2
Total liabilities	3,696.0	3,417.5

Commitments and contingencies	—	—

Stockholders' Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	—	—
Common stock, $0.01 par value (100,000,000 authorized, 44,267,882 and 44,113,328 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively)	0.4	0.4
Paid-in capital	527.8	518.4
Retained earnings	1,340.3	1,211.7
Accumulated other comprehensive loss	(2.1)	(2.2)
Total Stockholders' Equity	1,866.4	1,728.3
Total Liabilities and Stockholders' Equity	$5,562.4	$5,145.8

WellCare Health Plans, Inc.
Consolidated Statements of Cash Flows
(Unaudited; dollars in millions)

	For the Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$128.6	$69.2
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	42.5	34.9
Stock-based compensation expense	15.0	8.7
Deferred taxes, net	5.0	33.6
Provision for doubtful receivables	4.5	7.2
Other, net	4.4	(1.4)
Changes in operating accounts, net of effects from acquisitions and divestitures:
Premiums receivable, net	(427.8)	(371.2)
Pharmacy rebates receivable, net	(86.8)	43.8
Medical benefits payable	82.7	(71.4)
Unearned premiums	(24.0)	(79.1)
Other payables to government partners	40.0	50.5
Amount payable related to investigation resolution	—	(35.2)
Accrued liabilities and other, net	155.7	235.7
Net cash used in operating activities	(60.2)	(74.7)

Cash flow from investing activities:
Acquisitions and acquisition-related settlements, net of cash acquired	(21.1)	(17.2)
Purchases of investments	(194.1)	(86.3)
Proceeds from sales and maturities of investments	223.7	90.3
Additions to property, equipment and capitalized software, net	(37.6)	(63.6)
Net cash used in investing activities	(29.1)	(76.8)

Cash flows from financing activities:
Proceeds from issuance of debt, net of financing costs paid	196.9	308.9
Payments on debt	(300.0)	—
Repurchase and retirement of shares to satisfy employee tax withholding requirements	(5.6)	(5.9)
Funds received for the benefit of members, net	318.3	(127.1)
Other, net	(3.2)	1.6
Net cash provided by financing activities	206.4	177.5

Increase in cash and cash equivalents	117.1	26.0
Balance at beginning of period	2,407.0	1,313.5
Balance at end of period	$2,524.1	$1,339.5

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$69.6	$69.9
Cash paid for interest	$28.7	$21.4

SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS:
Non-cash additions to property, equipment, and capitalized software	$4.6	$11.2

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION
SELECTED SEGMENT INFORMATION
(Unaudited; dollars in millions)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Medicaid Health Plans Segment:
Adjusted premium revenue by state(a)
Kentucky	$633.5	$635.0	$1,261.9	$1,261.3
Florida	605.9	553.5	1,184.3	1,088.9
Georgia	382.1	376.8	773.2	764.4
Other states	671.0	611.5	1,299.5	1,191.1
Adjusted premium revenue (a)	2,292.5	2,176.8	4,518.9	4,305.7
Medicaid premium taxes	27.6	20.3	54.8	40.2
ACA industry fee reimbursement	58.3	53.8	116.4	108.2
Premium revenue (GAAP)	2,378.4	2,250.9	4,690.1	4,454.1

Medical benefits expense	1,988.1	1,933.3	3,990.0	3,850.9

Medical benefits ratio (GAAP)	83.6%	85.9%	85.1%	86.5%
Adjusted medical benefits ratio(a)	86.7%	88.8%	88.3%	89.4%

Medicare Health Plans Segment (GAAP):
Premium revenue	$987.5	$992.6	$1,961.6	$1,976.0
Medical benefits expense	831.9	857.6	1,656.1	1,714.0
Medical benefits ratio	84.2%	86.4%	84.4%	86.7%

Prescription Drug Plans Segment (GAAP):
Premium revenue	$224.7	$235.0	$474.9	$514.5
Medical benefits expense	168.9	186.2	404.7	464.4
Medical benefits ratio	75.1%	79.2%	85.2%	90.3%

Total Company:
Adjusted premium revenue( a)	$3,504.7	$3,404.4	$6,955.4	$6,796.2
Medicaid premium taxes	27.6	20.3	54.8	40.2
ACA industry fee reimbursement	58.3	53.8	116.4	108.2
Premium revenue (GAAP)	3,590.6	3,478.5	7,126.6	6,944.6

Medical benefits expense	2,988.9	2,977.1	6,050.8	6,029.3

Medical benefits ratio (GAAP)	83.2%	85.6%	84.9%	86.8%
Adjusted medical benefits ratio(a)	85.3%	87.4%	87.0%	88.7%

(a) Refer to the basis of presentation for a discussion of non-GAAP financial measures.

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION (Continued)
Reconciliation of Selling, General and Administrative Expense Ratios
(Unaudited; dollars in millions)

The Company reports its selling, general and administrative ("SG&A") expense ratio on an adjusted or non-GAAP basis modified to exclude the revenue effect of Medicaid premium taxes and ACA industry fee reimbursement from premiums. The Adjusted SG&A expense ratio also excludes the effect of investigation, Sterling divestiture, PBM transitory and Iowa SG&A costs.

	For the Three Months Ended June 30,		For the Year Ended December 31,
	2016	2015	2016	2015
Company premium revenue:
As determined under GAAP	$3,590.6	$3,478.5	$7,126.6	$6,944.6
Medicaid premium taxes	(27.6)	(20.3)	(54.8)	(40.2)
ACA industry fee reimbursement	(58.3)	(53.8)	(116.4)	(108.2)
Adjusted premium revenue(a)	$3,504.7	$3,404.4	$6,955.4	$6,796.2

SG&A Expense:
As determined under GAAP	$278.0	$255.5	$546.9	$512.4
Adjustments:
Investigation costs	(6.0)	(6.6)	(12.5)	(14.7)
Sterling divestiture costs	(2.0)	(1.1)	(1.7)	(1.1)
PBM transitory costs	—	—	(4.9)	—
Iowa SG&A costs	—	—	(5.2)	—
Adjusted SG&A Expense(a)	$270.0	$247.8	$522.6	$496.6

SG&A expense ratio:
As determined under GAAP	7.7%	7.4%	7.7%	7.4%
Effect of Medicaid premium taxes	0.1%	0.0%	0.1%	0.0%
Effect of ACA industry fee reimbursement	0.1%	0.1%	0.1%	0.1%
Effect of SG&A expense adjustments(b)	(0.2)%	(0.2)%	(0.4)%	(0.2)%
Adjusted SG&A expense ratio(a)	7.7%	7.3%	7.5%	7.3%

(a) Refer to the basis of presentation for a discussion of non-GAAP financial measures.

(b) Adjusted to exclude the effect of investigation, Sterling divestiture, PBM transitory and Iowa SG&A costs.

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION (Continued)

Reconciliation of Certain GAAP Financial Information
(Unaudited; dollars in millions, except per share data)

The Company reports adjusted operating results on a non-GAAP basis to exclude certain expenses and other items that management believes are not indicative of longer-term business trends and operations. The following tables present applicable financial information, as determined under GAAP, reconciled to the adjusted financial information for the same periods. Refer to the basis of presentation for a discussion of non-GAAP financial measures.

	For the Three Months Ended June 30, 2016				For the Three Months Ended June 30, 2015
	GAAP	Adjustments		Adjusted (Non-GAAP)	GAAP	Adjustments		Adjusted (Non-GAAP)

Selling, general, and administrative expense	$278.0	$(8.0)	(a)	$270.0	$255.5	$(7.7)	(a)	$247.8
Depreciation and amortization	$21.7	$(2.6)	(b)	$19.1	$18.1	$(2.8)	(b)	$15.3
Income tax expense	$115.9	$1.9	(c)	$117.8	$89.0	$0.9	(c)	$89.9
Effective tax rate	56.1%	(1.9)%	(c)	54.2%	63.3%	(3.8)%	(c)	59.5%
Net income	$90.8	$8.7		$99.5	$51.7	$9.6	(b)	$61.3
Net income margin	2.5%	0.3%		2.8%	1.5%	0.3%		1.8%

Earnings per share:
Basic	$2.05	$0.20		$2.25	$1.17	$0.22		$1.39	(b)
Diluted	$2.04	$0.19		$2.23	$1.17	$0.21		$1.38	(b)

	For the Six Months Ended June 30, 2016				For the Six Months Ended June 30, 2015
	GAAP	Adjustments		Adjusted (Non-GAAP)	GAAP	Adjustments		Adjusted (Non-GAAP)

Selling, general, and administrative expense	$546.9	$(24.3)	(a)	$522.6	$512.4	$(15.8)	(a)	$496.6
Depreciation and amortization	$42.5	$(5.1)	(b)	$37.4	$34.9	$(5.6)	(b)	$29.3
Income tax expense	$167.0	$10.8	(c)	$177.8	$125.9	$5.8	(c)	$131.7
Effective tax rate	56.5%	(1.8)%	(c)	54.7%	64.5%	(3.7)%	(c)	60.8%
Net income	$128.6	$18.6		$147.2	$69.2	$15.6	(b)	$84.8
Net income margin	1.8%	0.3%		2.1%	1.0%	0.2%		1.2%

Earnings per share:
Basic	$2.91	$0.42		$3.33	$1.57	$0.36		$1.93	(b)
Diluted	$2.89	$0.42		$3.31	$1.56	$0.35		$1.91	(b)

(a) Comprised of investigation, Sterling divestiture, PBM transitory and Iowa SG&A costs, as disclosed in the “Reconciliation of Selling, General and Administrative Expense Ratios” table.

(b) Effective January 1, 2016, the Company redefined adjusted net income and adjusted earnings per share to exclude the after-tax effect of acquisition-related amortization expenses. Accordingly, results for the three and six months ended June 30, 2015 were adjusted to conform to this presentation, which increased adjusted net income by $1.8 million and $3.6 million, respectively, and increased adjusted earnings per share by $0.04 and $0.08 per share, respectively.

(c) Based on on the effective income tax rates applicable to adjusted (non-GAAP) results, the company estimated the effect on income tax expense and the effective tax rate associated with the investigation costs, PBM transitory costs, Sterling divestiture costs, Iowa SG&A costs and acquisition-related amortization expense.